SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Bentley Pharmaceuticals, Inc.
                 ---------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Florida                                                59-1513162
 -----------------------                                    ------------------
 (State of Incorporation                                     (I.R.S. Employer
     or Organization)                                       Identification No.)


 4830 West Kennedy Boulevard, One Urban Centre, Suite 550, Tampa, Florida 33609
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      (Address of principal executive offices)                        (Zip Code)

If this Form relates to the registra- If this Form relates to the registra-tion of a class of debt securities tion of a class of debt securities and is effective upon filing pursuant and is to become effective simulta-
to General Instruction A(c)(1) please      neously  with  the effectiveness of a
check the following  box. [ ]              concurrent   registration   statement
                                           under  the  Securities  Act  of  1933
                                           pursuant  to General Instruction A(c)
                                           (2),   please  check   the  following
                                           box. [ ]


Securities to be registered  pursuant to Section 12(b)of the Act:


Title of Each Class               Name of Each Exchange on Which
to be so Registered               Each Class is to be Registered

Units                             American Stock Exchange/Pacific Stock Exchange
Debentures                        American Stock Exchange/Pacific Stock Exchange
Class A Redeemable Warrants       American Stock Exchange/Pacific Stock Exchange
Class B Redeemable Warrants       American Stock Exchange/Pacific Stock Exchange
---------------------------       ----------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:  None.





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Item 1.      Description of Registrant's Securities to be Registered.

             Information required by this Item 1 relating to the Registrant's Units, Debentures, Class A Redeemable Warrants and Class B Redeemable Warrants, is incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-65125) that was filed with the Securities and Exchange Commission on December 18, 1995, under the sections captioned "Description of Securities," and "Description of Debentures," on pages 46-50 and 51-55, respectively, of the prospectus contained therein.


Item 2.      Exhibits.

3.1 Articles of Incorporation of the Registrant, as amended and restated. (Reference is made to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)

3.2 By-Laws of the Registrant, as amended and restated. (Reference is made to Exhibit 3.2 to the Registrant's Form 10-K filed June 30, 1989, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)

3.3 Amendment to By-Laws of the Registrant. (Reference is made to Exhibit 3.2(a) to the Registrant's Amendment No. 1 on Form S-3 to Form S-1 Registration Statement, Commission File No. 33-35941, which exhibit is incorporated herein by reference.)

4.28 Form of Indenture relating to the Registrant's $1,000 Principal Amount 12% Senior Convertible Subordinated Debentures due January __, 2006 (with the Form of Debenture attached thereto as Exhibit A.) (Reference is made to Exhibit 4.28 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)

4.29 Form of Warrant Agreement, including form of Class A and Class B Warrant. (Reference is made to Exhibit 4.29 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-65125, which exhibit is incorporated herein by reference.)




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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             BENTLEY PHARMACEUTICALS, INC.


Date:  January 23, 1996       By:  /s/ JAMES R. MURPHY
                                 -----------------------------
                                 James R. Murphy
                                 Chairman, President and Chief Executive Officer


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